----------------------------====================================================

                            RIDER FOR FLEXIBLE TERM INSURANCE BENEFIT ON LIFE OF INSURED

                            This rider is a part of this contract only if it is listed on a contract data page.

      RIDER DEATH BENEFIT   We will pay an amount under this benefit if we
                            receive due proof that the insured died; (1) in the term period for this benefit; and (2) while this contract is in force and not in default past the last day of the grace period. The term period starts on the effective date for this rider shown under Other Benefit(s) on the Insured in the contract data pages. The term period ends on the contract anniversary on or after the Insured's one hundredth birthday. Our payment is subject to all the provisions of the benefit and of the rest of the contract.

                            To determine the rider death benefit on any date, we first take the effective Target Coverage Amount shown in the Life Insurance on the Insured section of the contract data pages and subtract from it the death benefit as calculated in the Death Benefit provision. If this contract has a Type A death benefit (see Type of Death Benefit in the contract data pages), the resultant amount is the rider death benefit. If this contract has a Type B death benefit, the rider death benefit is the resultant amount plus the contract fund before deduction of any monthly charges due on that date. If this contract has a Type C death benefit, the rider death benefit is the resultant amount plus the total premiums paid minus total withdrawals to this contract both accumulated with interest at the rate(s) displayed in the contract data pages. The total premiums paid will not include any charge to reinstate this contract as described under Reinstatement.

                            If the rider death benefit is less than zero, we consider it to be zero.

            RIDER CHARGES   On each monthly date, we will deduct a charge for
                            this rider from the contract fund. To determine the maximum charge for this rider, we use the following method:

                            We determine the maximum cost of insurance rate for each currently effective rider coverage segment amount shown in the Segment Table in the contract data pages using the maximum monthly rate shown under the Table of Maximum Monthly Insurance Rates for the appropriate rating class. If there is only one rider coverage segment amount currently in effect, we multiply the rate by the rider death benefit amount divided by $1000 and add an administrative charge of up to $0.05 multiplied by the rider coverage amount divided by $1000 to determine the maximum charge for this rider.

                            If there are two or more rider coverage segment amounts currently in effect, we first allocate the rider death benefit amount to each rider coverage segment based on the proportion of its rider coverage amount to the total of all rider coverage amounts currently in effect. We multiply the rate by the apportioned rider death benefit amount for each rider segment component amount divided by $1000 and add the results. To this amount, we add an administrative charge of up to $0.05 multiplied by the rider coverage amount for each rider segment currently in effect divided by $1000 to determine the total maximum charge for this rider.

     REQUESTED CHANGES IN
    RIDER COVERAGE AMOUNT   You may change the Rider Coverage Amount, while this
                            rider is in force, subject to our approval and the following conditions:

                            1. You must ask for the change in a form that
                               meets our needs.

                            2. The change must be one permitted by our
                               current underwriting rules.

                            3. The amount of an increase or decrease must be
                               at least equal to the minimum increase or decrease in the Rider Coverage Amount shown under Contract Limitations in the contract data pages

                            4. The Rider Coverage Amount after a decrease
                               must be at least equal to the minimum Rider
                               Coverage Amount shown under Contract
                               Limitations in the contract data pages.

-------------
PLI 455--1999
-------------

                            5. The sum of the basic insurance amount and the
                               Rider For Flexible Term Insurance Benefit on
                               Life of Insured coverage amount must equal or exceed the amount shown under Contract Limitations.

                            6. If we ask you to do so, you must send us the
                               contract to be endorsed.

                            7. You must prove to us that the Insured is
                               insurable for any increase.

                            8. The contract must not be in default.

                            9. We may deny an increase if it would cause the
                               number of segments shown in the Segment Table in the contract data pages to exceed ninety-nine.

                            A change will take effect only if we approve your request for it at our Home Office. Unless you ask us otherwise, the change will take effect on the monthly date immediately following the date we approve the change. You may request an earlier date, but it may not be more than 90 days prior to the date of request. if we approve the change, we will also recompute the contract's charges, values and limitations. We will send you new contract data pages showing the amount and effective date of the change and the recomputed charges, values and limitations. If the Insured is not living on the effective date, the change will not take effect. We may deduct the administrative charge (shown under Adjustments to the Contract Fund) for the change.

                  SUICIDE The Suicide Exclusion provision of the contract applies to this rider as issued.

                            If the insured, whether sane or insane, dies by suicide after two years from the issue date but within two years of the effective date of an increase in the Rider Coverage Amount, we will pay, as to the increase in the Rider Coverage Amount, no more than the sum of the premiums paid on and after the effective date of the increase.

             TERMINATION    This rider will end on the earliest of:

                            1. the end of its term period;

                            2. the end of the grace period if the contract
                               is in default and the premium required to bring it out of default has not been paid;

                            3. the date the contract is surrendered for its
                               net cash value if it has one; and

                            4. the date the contract ends for any other
                               reason.

                            We will allow you to cancel this rider only if the Basic Insurance Amount equals or exceeds the minimum amount shown under Contract Limitations for the sum of both the basic insurance amount and the rider coverage amount. We will then cancel the rider as of the monthly date on or after the date we receive your request. If we do so, monthly charges due then and later will be reduced accordingly.

                            THIS SUPPLEMENTARY BENEFIT RIDER ATTACHED TO THIS CONTRACT ON THE CONTRACT DATE

                            Pruco Life Insurance Company,

                                 SPECIMEN [stamp]
                            BY   /s/Susan L. Blount
                               ---------------------
                                      Secretary
-------------
PLI 455--1999
-------------

                                                   PROCESSING DATE: JUL 10, 1999

                                  CONTRACT DATA

INSURED

JOHN DOE             Male,          Issue Age 35

================================================================================

RATING CLASS

(See Segment Table on Page 4)

================================================================================

BASIC CONTRACT INFORMATION

Policy Number              xx xxx xxx
Contract Date              July 1,1999
Premium Period             Life
Beneficiary                See Beneficiary Provision attached

Loan Interest Rate                               5.00%
Preferred Loan Interest Rate                     4.25%

================================================================================

TYPE OF DEATH BENEFIT (see Death Benefit Provisions)

Type B

================================================================================

LIFE INSURANCE ON THE INSURED

                                            Rider for Flexible
                                              Term Insurance
                                            on Life of Insured        Target
                       Basic Insurance     (Target Term Rider)       Coverage
Effective Date              Amount           Coverage Amount          Amount

     Contract Date        $5,000.00             $95,000.00          $100,000.00

================================================================================
                             CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3 (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

OTHER BENEFIT(S) ON THE INSURED (see appropriate form for details)

Rider PLI 455 - Rider for Flexible Term Insurance Benefit on Life of Insured - Variable Benefit (Target Term rider).

      The Term Period starts on the Contract Date.

================================================================================

MINIMUM INITIAL PREMIUM

The minimum initial premium due on the Contract Date is $17.54.

================================================================================

CONTRACT LIMITATIONS

       The minimum premium we will accept is $25.00.

       The minimum basic insurance amount is $5,000.00.

       The minimum increase in basic insurance amount is $5,000.00.

       The minimum decrease in basic insurance amount is $5,000.00.

       The sum of the basic insurance amount and the Rider for Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount must equal or exceed $100,000.00.

       The minimum decrease in the Rider for Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount is $5,000.00.

       The minimum increase in the Rider for Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount is $5,000.00.

       The minimum the Rider for Flexible Term Insurance Benefit on Life of Insured Rider Coverage Amount is $5,000.00.

       The minimum amount you may withdraw is $500.00.

       The minimum amount you may borrow is $200.00.

================================================================================

ADJUSTMENTS TO PREMIUM PAYMENTS

   From each premium paid we will:

       Subtract a charge of up to 7.5% for any taxes attributable to premiums. For purposes of this charge, the term "taxes attributable to premiums" shall include: (a) any federal, state or local income tax, (b) any premium, excise, or business tax, and (c) any other type of tax (or component thereof) measured by or based upon the amount of premium received by us.

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

       Subtract a charge for sales expenses from premiums paid as described in the Charge For Sales Expenses provision.

The remainder of the premium is the invested premium amount.

================================================================================

ADJUSTMENTS TO THE CONTRACT FUND

On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus any of the charges described below which may be due on that date.

On each day after the contract date, we will adjust the contract fund by:

       adding any invested premium amounts.

       adding any increase due to investment results of the variable investment options.

       adding guaranteed interest at an effective annual rate of 4% (0.01074598% a day) on that portion of the contract fund that is attributable to any loan amount (see Loans).

       subtracting any decrease due to investment results of the variable investment options.

       subtracting a charge against the variable investment options at an effective annual rate of not more than 0.50% (.00136646% a day) for mortality and expense risks that we assume.

       subtracting any withdrawals.

       subtracting an administrative charge of up to $25.00 for any withdrawals.

       subtracting an administrative charge of up to $25.00 for any change in basic insurance amount.

       subtracting an administrative charge of up to $25.00 for any change in the coverage amount for the Rider for Flexible Term Insurance Benefit on Life of Insured.

       subtracting an administrative charge of up to $25.00 for each transfer between variable investment options exceeding twelve in any contract year.

And on each monthly date, we will adjust the contract fund by:

       subtracting a charge for administrative expenses of up to $0.05 per $1,000 of the basic insurance amount of each Basic Insurance Segment, totaled, plus $10.00.

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

       subtracting a deduction for the cost of any other benefits.

       subtracting a charge for the cost of insurance (see Cost of Insurance).

       subtracting a charge for the Rider for Flexible Term Insurance Benefit on Life of Insured using the method described in the rider under Rider Charges.

================================================================================

                      CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3C (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

VARIABLE INVESTMENT OPTIONS

   THE PRUCO LIFE VARIABLE UNIVERSAL ACCOUNT

       Each variable investment option of this account invests in a specific portfolio of The Prudential Series Fund, Inc. and such other funds as we may specify from time to time. We show the available variable investment options of the account below. Unless we say otherwise, the variable investment options invest in funds or fund portfolios with the same names. This account is registered with the SEC under the Investment Company Act of 1940.

        THE PRUDENTIAL SERIES FUND, INC.

          Money Market Portfolio
          Diversified Bond Portfolio
          Conservative Balanced Portfolio
          Flexible Managed Portfolio
          High Yield Bond Portfolio
          Stock index Portfolio
          Equity Income Portfolio
          Equity Portfolio
          Prudential Jennison Portfolio
          Global Portfolio

        AIM VARIABLE INSURANCE FUNDS, INC.

          AIM V.I. Value Fund

        JANUS ASPEN SERIES

          Janus Aspen Growth Portfolio

        MFS VARIABLE INSURANCE TRUST

          MFS Emerging Growth Series

        T. ROWE PRICE INTERNATIONAL SERIES, INC.

          T. Rowe Price International Stock Portfolio

                             CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3D (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                             CONTRACT DATA CONTINUED

        AMERICAN CENTURY VARIABLE PORTFOLIO, INC.

          American Century VP Value Fund

================================================================================

INITIAL ALLOCATION OF INVESTED PREMIUM AMOUNTS

   High Yield Bond Portfolio          40%
   Money Market Portfolio             60%

================================================================================
                              END OF CONTRACT DATA

Page 3E (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                                    TABLE(S)

                                  SEGMENT TABLE

This table is used to compute the charge for sales expenses and the cost of insurance. See the Charge for Sales Expenses and Cost of Insurance provisions for details. The information shown below for each segment starts on the effective date of that segment.

                   SEGMENT,
                   ISSUE AGE, &
EFFECTIVE DATE     RATING CLASS (RC)           SEGMENT ALLOCATION AMOUNT
--------------------------------------------------------------------------------
Contract Date      $5,000.00 Basic Insurance   $194.85
                   Amount                      changing on JUL 1, 2009 to $0.00.
                   Issue Age 35
                   RC = Preferred

Contract Date      $95,000.00 Rider Coverage   Not applicable.
                   Amount (see the Rider for
                   Flexible Term Insurance
                   Benefit on Life of Insured)
                   Issue Age 35
                   RC = Preferred

================================================================================

                         TABLE(S) CONTINUED ON NEXT PAGE

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


                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

               TABLE OF MAXIMUM MONTHLY INSURANCE RATES PER $1,000
                             RATING CLASS: PREFERRED

   INSURED'S          MAXIMUM           INSURED'S              MAXIMUM
 ATTAINED AGE*      MONTHLY RATE      ATTAINED AGE*          MONTHLY RATE
================================================================================
      35              0.14417              65                  1.85417
      36              0.15167              66                  2.05167
      37              0.16167              67                  2.26333
      38              0.17250              68                  2.49333
      39              0.18417              69                  2.74833

      40              0.19833              70                  3.03667
      41              0.21333              71                  3.36583
      42              0.22917              72                  3.74583
      43              0.24667              73                  4.17583
      44              0.26583              74                  4.64833

      45              0.28750              75                  5.15333
      46              0.31083              76                  5.68667
      47              0.33583              77                  6.24417
      48              0.36333              78                  6.82917
      49              0.39333              79                  7.46000

      50              0.42750              80                  8.15667
      51              0.46667              81                  8.93750
      52              0.51167              82                  9.81833
      53              0.56333              83                 10.79500
      54              0.62083              84                 11.84833

      55              0.68500              85                 12.95416
      56              0.75500              86                 14.09833
      57              0.82917              87                 15.26333
      58              0.91167              88                 16.44416
      59              1.00417              89                 17.65750

      60              1.10750              90                 18.92083
      61              1.22250              91                 20.26333
      62              1.35500              92                 21.73500
      63              1.50500              93                 23.47917
      64              1.67167              94                 25.81917

                         TABLE(S) CONTINUED ON NEXT PAGE

Page 4A (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX


   INSURED'S          MAXIMUM           INSURED'S              MAXIMUM
 ATTAINED AGE*      MONTHLY RATE      ATTAINED AGE*          MONTHLY RATE
================================================================================
      95             29.32167             98                  62.09583
      96             35.08250             99 and above        83.33333
      97             45.08333
--------------------         ---------------------------------------------------


     * For the segment amount(s) effective on the contract date (see Segment Table), the Insured's attained age is the issue age found on page 3 plus the length of time since the contract date.

       For any segment amount(s) effective after the contract date, the Insured's attained age is the issue age of that segment plus the length of time since its effective date.

We may charge less than the maximum monthly rates. From time to time, we will consider the need to change the rates we charge. We describe the factors we use to determine such changes under General Provisions.

See the Basis of Computation for a description of the basis we use to compute these rates.

================================================================================
                         TABLE(S) CONTINUED ON NEXT PAGE

Page 4B (99)

                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

                          TABLE OF ATTAINED AGE FACTORS

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year starting on the contract anniversary.

        CONTRACT                               CONTRACT
          YEAR           FACTORS                 YEAR         FACTORS
================================================================================
           1               2.50                   31            1.20
           2               2.50                   32            1.19
           3               2.50                   33            1.18
           4               2.50                   34            1.17
           5               2.50                   35            1.16

           6               2.50                   36            1.15
           7               2.43                   37            1.13
           8               2.36                   38            1.11
           9               2.29                   39            1.09
          10               2.22                   40            1.07

          11               2.15                   41            1.05
          12               2.09                   42            1.05
          13               2.03                   43            1.05
          14               1.97                   44            1.05
          15               1.91                   45            1.05

          16               1.85                   46            1.05
          17               1.78                   47            1.05
          18               1.71                   48            1.05
          19               1.64                   49            1.05
          20               1.57                   50            1.05

          21               1.50                   51            1.05
          22               1.46                   52            1.05
          23               1.42                   53            1.05
          24               1.38                   54            1.05
          25               1.34                   55            1.05

          26               1.30                   56            1.05
          27               1.28                   57            1.04
          28               1.26                   58            1.03
          29               1.24                   59            1.02
          30               1.22                   60            1.01

                         TABLE(S) CONTINUED ON NEXT PAGE

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


                                                   PROCESSING DATE: JUL 10, 1999
                                                   POLICY NO. XX XXX XXX

                               TABLE(S) CONTINUED

        CONTRACT                               CONTRACT
          YEAR           FACTORS                 YEAR         FACTORS
================================================================================
          61               1.00                   64            1.00
          62               1.00                   65            1.00
          63               1.00                   66 and above  1.00

================================================================================
                                 END OF TABLE(S)

Page 4D (99)